UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018 (May 10, 2018)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Merck Agreement

Effective May 10, 2018, BioProtection Systems Corporation, or BPS, a wholly owned subsidiary of NewLink Genetics Corporation ("we", "our" or the "Company") and Merck Sharp & Dohme Corp, or Merck, entered into an amendment, or the Merck Amendment, to the License and Collaboration Agreement between BPS and Merck dated November 21, 2014, as amended, or the Collaboration Agreement. The Merck Amendment memorializes the assignment and transfer to Merck of certain of the Company’s third party funding agreements, which was contemplated when the Collaboration Agreement was originally entered into, and clarifies and defines obligations for the potential future assignment to Merck of certain related agreements between the Company and third parties, including Merck’s assumption of certain liabilities and risks in connection with such assignment.

The foregoing description of the Merck Amendment is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2018, portions of which will be subject to a FOIA Confidential Treatment Request to the U.S. Securities and Exchange Commission pursuant to Rule 24-b under the Securities Exchange Act of 1934, as amended. The omitted material will be included in the request for confidential treatment.

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Genentech Agreement

On May 10, 2018, the Company received notice from Genentech, a member of the Roche Group, that it is terminating the License and Collaboration Agreement between the parties dated October 14, 2014, or the Genentech Agreement, in its entirety. Such termination will become effective 180 days after our receipt of this notice from Genentech. Genentech had previously terminated the Genentech Agreement in part with respect to NLG919, but the agreement remained in force with respect to next generation IDO/TDO inhibitors identified through the research program conducted under the Genentech Agreement. Upon termination of the Genentech Agreement in its entirety, the Company’s rights in such next generation compounds will revert to the Company, and Genentech will grant to the Company an exclusive, worldwide, royalty-bearing, sublicensable license, under certain Genentech intellectual property, to research, develop, manufacture and commercialize such next generation compounds, and the Company will be required to pay a low single-digit royalty to Genentech on any sales of next generation compounds, should the Company proceed to develop and commercialize them. Genentech is also obligated to assign to the Company, upon termination, certain data arising from research that Genentech conducted on the next generation compounds. These licenses, royalty obligations and assignments for next generation compounds are in addition to the licenses, royalty obligations and assignments for NLG919 that went into effect in December 2017 when the Genentech Agreement terminated with respect to NLG919.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    May 15, 2018

NewLink Genetics Corporation

By:	/s/ John B. Henneman III
John B. Henneman III
Its:	Chief Financial Officer